UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2019

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market

Item 8.01    Other Events
On October 1, 2019, Upland Software, Inc., a Delaware corporation (the “Company” or “Upland”), issued a press release announcing the October 1, 2019 completion of its acquisition of InGenius Software Inc., a Canadian corporation (“InGenius”), pursuant to a Stock Purchase Agreement dated October 1, 2019 ("Purchase Agreement"), by and among Upland, 11636243 Canada Inc., a Canadian corporation and a wholly owned indirect subsidiary of the Company ("Acquisition Sub"), InGenius, the Stockholders of InGenius and Dale Gantous, as Stockholder Representative. Pursuant to the Purchase Agreement, Upland, through the Acquisition Sub, purchased 100% of outstanding shares of InGenius. The purchase price paid for InGenius was $26.4 million in cash at closing and a $3.0 million cash holdback payable in 12 months (subject to indemnification claims).

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Upland Software, Inc., dated as of October 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill SVP, General Counsel and Secretary

Date: October 1, 2019